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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Jameson Inns, Inc. for the registration of $100,000,000 of its common stock, common stock warrants and preferred stock and to the incorporation by reference therein of our report dated January 31, 1996, with respect to the consolidated financial statements and schedules of Jameson Inns, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                       ERNST & YOUNG LLP


Atlanta, Georgia
January 16, 1997